                                                                   Exhibit 10.24




                                                                        DRAFT #3
                                                                          4/1/97
                                                             SOUTH PARK BULK VII



===============================================================================




                                LEASE AGREEMENT

                                     BETWEEN

                    3423 SOUTHPARK PLACE DEVELOPMENT COMPANY

                                  ("LANDLORD")

                                       AND

                                DECISIONONE CORP.

                                   ("TENANT")




===============================================================================



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                                  LEASE SUMMARY
                                  -------------


A.       DATE OF EXECUTION OF LEASE:        March __, 1997

B.       LANDLORD:                          3423 SouthPark Place Development
                                            Company

C.       ADDRESS OF LANDLORD:               c/o Pizzuti Management Inc.
                                            Suite 1900
                                            250 East Broad Street
                                            Columbus, Ohio  43215

D.       TENANT:                            DecisionOne Corp.

E.       ADDRESS OF TENANT:                 Attn: Director, Real Estate
                                            50 East Swedesford Road
                                            Frazer, Pennsylvania 19355

F.       LAND:                              The approximately 17.5 acre parcel
                                            of land located in SouthPark in
                                            Grove City, Ohio.

G.       BUILDING:                          The 393,969 square foot building
                                            located on the Land and known as the
                                            Bulk VII Building

H.       LEASED PREMISES:                   That portion of the Building
                                            outlined on Exhibit A. The Leased
                                            Premises will initially contain
                                            58,597 square feet of rentable space
                                            ("INITIAL LEASED PREMISES") and will
                                            ultimately be expanded, per the term
                                            of "Special Terms", Exhibit F, by an
                                            additional 57,596 square feet of
                                            rentable space ("EXPANSION SPACE").

I.       PERMITTED USE:                     Computer repair and general office
                                            and warehouse use.

J.       LEASE TERM:                        Five years commencing on the
                                            Commencement Date and terminating on
                                            the Termination Date.

K.       COMMENCEMENT DATE:                 Except as otherwise expressly
                                            provided in Section 9, the date of
                                            "substantial completion" of the
                                            improvements to be constructed to
                                            the Leased Premises (as the term
                                            "substantial completion" is defined
                                            in Section 9 of the Lease).

L.       TERMINATION DATE:                  Fifth anniversary of Commencement
                                            Date

         BASE RENT:                         As to Initial Leased Premises,
                                            $14,405 per month,$172,860 per year
                                            and $2.95 prsf. The Base Rent for
                                            the Expansion Space is specified in
                                            "Special Terms", Exhibit F.

N.       TENANT'S PROPORTIONATE SHARE
                   OF OPERATING EXPENSES:   14.87% as to Initial Leased Premises
                                            only, increased to 29.49% on
                                            commencement date of Tenant's
                                            leasing of Expansion Space.

O.       INITIAL ESTIMATED OPERATING
                   EXPENSE PAYMENT:         As to Initial Leased Premises,
                                            $1,563 per month, $18,756 per year
                                            and $.32 prsf. The Estimated
                                            Operating Payment applicable to the
                                            Expansion Space will be determined
                                            on commencement date of Tenant's
                                            leasing of the Expansion Space, per
                                            Section 2 of the Lease Agreement.

P.       GUARANTOR:                         None

Q.       GUARANTOR'S ADDRESS:               Not applicable.


The following exhibits are attached to and made a part of the Lease:

           EXHIBIT  A   - Description of Leased Premises
           EXHIBIT  B   - Examples of Operating Expenses
           EXHIBIT  C   - SouthPark Rules and Regulations
           EXHIBIT  D   - Leasehold Improvements
           EXHIBIT  E   - Agency Disclosure Statement
           EXHIBIT  F   - Special Terms
           Exhibit  G   - Rider


            THE PROVISIONS OF THIS LEASE SUMMARY ARE INCORPORATED BY
                         THIS REFERENCE INTO THE LEASE.

                                 LEASE AGREEMENT
                                 ---------------


    Landlord hereby leases the Leased Premises to Tenant for the duration of the Lease Term. The leasing of the Leased Premises to Tenant will be upon the terms and conditions set forth in this Lease.

    SECTION 1. BASE RENT. For each month of the Lease Term, Tenant will pay Base Rent in an amount equal to the monthly installment set forth in the Lease Summary, which Lease Summary is attached hereto and incorporated herein by this reference.

    SECTION 2. OPERATING EXPENSE PAYMENT. Tenant will pay its Proportionate Share of all Operating Expenses incurred by Landlord during the Lease Term in connection with the operation, management, maintenance and repair of the Land and the Building. Illustrative examples of those expenses which are included within the definition of "Operating Expenses" are set forth in Exhibit B. Tenant's Proportionate Share of such Operating Expenses will be paid by Tenant in advance based upon Landlord's estimate of the actual Operating Expenses which will be incurred during each calendar year during the Lease Term. The Estimated Operating Expense Payment for the first such calendar year is set forth in the Lease Summary. The Estimated Operating Expense Payment for each calendar year thereafter will be adjusted based upon Landlord's estimate of its Operating Expenses for such calendar year. Landlord will use its best efforts to notify Tenant by December 1 of each year during the Lease Term of any adjustment in the monthly Estimated Operating Expense Payment for the upcoming calendar year.

    As soon as reasonably practicable after the end of each calendar year, Landlord will deliver to Tenant a written statement showing its actual Operating Expenses for such calendar year and Tenant's actual Proportionate Share thereof. If the sum of the Estimated Operating Expense Payments paid by Tenant during such calendar year exceeds Tenant's Proportionate Share of the actual Operating Expenses incurred during such year, then Landlord will apply the excess toward the next succeeding monthly Estimated Operating Expense Payment(s) due from Tenant. If the sum of the Estimated Operating Expense Payments paid by Tenant during such calendar year is less than Tenant's Proportionate Share of the actual Operating Expenses incurred during such year, then Tenant will pay the deficiency to Landlord within ten business days after Tenant's receipt of Landlord's written demand for the payment thereof.

   SECTION 3. MANNER AND TIMING OF RENT PAYMENTS. The first monthly installment of Base Rent and Estimated Operating Expense Payments will be paid by Tenant on or before the Commencement Date. Thereafter, monthly installments of Base Rent and Estimated Operating Expense Payments will be due and payable in advance on or before the first day of each calendar month during the Lease Term. Each such installment will be paid to Landlord at its address set forth in the Lease Summary (or such other address as Landlord may designate from time to time). If the Lease Term commences on a day other than the first day of the month or terminates on a day other than the last day of the month, then the installments of Base Rent and Estimated Operating Expense Payments for such month(s) will be adjusted accordingly. If any installment of Base Rent or any Estimated Operating Expense Payment is not received by Landlord within five days after its due date, then a late payment charge of 5% of such past due amount will be immediately due and payable from Tenant. All installments of Base Rent and Estimated Operating Expense Payments will be paid by Tenant without demand and without any rights of reduction, counterclaim or offset. Tenant hereby agrees to pay as additional rent any sales, use or other tax (other than income taxes) now or hereafter imposed by any governmental authority upon the rent and other sums payable by Tenant hereunder.

    SECTION 4. UTILITIES. Tenant will pay all costs associated with the provision of all utility services to the Leased Premises, including, without limitation, telephone, gas, electricity, water and sewer service. To the extent possible, all utility services will be separately metered to the Leased Premises and placed in Tenant's name. If it is not possible to place a utility service on a separate meter in Tenant's name, then all costs associated with the provision of such utility service to the Leased Premises will be billed directly by Landlord to Tenant and will be paid by Tenant within 15 days after its receipt of such billing. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if any utility service to the Leased Premises is interrupted for any reason beyond Landlord's control.

    SECTION 5. MAINTENANCE AND REPAIR. Tenant will at its sole expense maintain the Leased Premises in a first-class condition and order of repair. Tenant's maintenance obligation will extend to and include the repair and replacement, if necessary, of all structural and non-structural elements and mechanical systems located wholly within and solely serving the Leased Premises. Any repairs or replacements made to the Leased Premises by Tenant pursuant to this Section 5 will be made in a workmanlike manner with materials at least equal in quality and grade to those originally contained within the Leased Premises. Tenant will also contract for its own janitorial and trash removal services and will promptly pay all costs associated with such services.




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    Landlord will maintain, repair and, if necessary, replace, the roof, roof membrane and exterior walls of the Building (including exterior glass), all structural and mechanical systems located within the Building (including plumbing, heating, HVAC and electrical systems) unless the maintenance and repair of the same are Tenant's responsibility under the immediately preceding paragraph, and all common areas serving the Building (including, without limitation, the parking lot, driveways and loading dock areas) in a first-class condition and order of repair. Except as otherwise expressly provided in this
Section 5 and Section 9, Landlord will not at any time during the Lease Term be required to make any improvements, repairs, replacements or alterations to the Leased Premises.

    SECTION 6. USE OF PREMISES. Tenant will use the Leased Premises solely for the Permitted Use. Tenant will not cause or permit any waste or damage to the Leased Premises, the Building or the Land and will not occupy or use the Leased Premises for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive or which unreasonably interferes with the business operations of other tenants in the Building. If the nature of Tenant's use or occupancy of the Leased Premises (other than the Permitted Use defined in the Lease Summary) causes any increase in Landlord's insurance premiums over and above those chargeable for the least hazardous type of occupancy legally permitted in the Leased Premises, then Tenant will pay the resulting increase within ten days after its receipt of a statement from Landlord setting forth the amount thereof. Tenant will comply with the Rules and Regulations for the SouthPark which are set forth in Exhibit C (and any reasonable modifications thereto which are consistent with the provisions of this Lease).

    SECTION 7. GOVERNMENTAL REQUIREMENTS. Tenant will at its sole expense comply with all laws and other governmental requirements which are now or hereafter in force pertaining to the Leased Premises and Tenant's occupancy and use thereof, including, without limitation, the Americans with Disabilities Act, the Comprehensive Environmental Response, Compensation and Liability Act the Clean Air Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act and the Water Pollution Control Act. Landlord hereby represents and warrants that the Building will, as of the date on which Tenant first occupies any portion of the Building, be in full compliance with all applicable laws and other governmental requirements, including, without limitation, the laws referred to in the immediately preceding sentence.

    SECTION 8. SIGNS. Tenant will not place any sign or other advertising material on the exterior or interior of the Leased Premises or the Building, without the prior written consent of Landlord.

    SECTION 9. LEASEHOLD IMPROVEMENTS. Attached to this Lease as Exhibit D are either: (a) the preliminary specifications for the improvements to be made to the Initial Leased Premises ("Improvements"); or (b) a tenant improvement allowance for such Improvements. To the extent Exhibit D simply sets forth a tenant improvement allowance for such Improvements, Landlord and Tenant agree that, promptly following the parties' execution of this Lease, they will meet to develop approved preliminary specifications for the Improvements. Once Landlord and Tenant have approved preliminary specifications (either by the initial attachment of the same hereto as Exhibit D or as a product of their meeting promptly following the execution of this Lease), Landlord will proceed with the preparation of the final architectural and engineering drawings, plans and specifications for the Improvements. Once those drawings, plans and specifications are completed, Landlord will deliver a full set thereof to Tenant for its review and approval. The approved final drawings, plans and specifications ("Final Plans") are incorporated herein by this reference.

    If Exhibit D simply sets forth a tenant improvement allowance number and if the cost of constructing the Improvements in accordance with the approved Final Plans (as determined by Landlord's general contractor) exceeds the amount of such tenant improvement allowance, and if, following Tenant's receipt of written notice from Landlord of the amount of such excess costs and Tenant nonetheless authorizes Landlord to proceed to incur such excess costs, then, in such event, Tenant will pay any such excess costs upon completion of said improvements and within ten days after Landlord's written demand for the payment thereof. If, following the approval of the Final Plans, Tenant expresses a desire to make any revisions thereto, Tenant will so notify Landlord and Landlord will then ask its general contractor to prepare a cost estimate for the making of such changes. Landlord will promptly notify Tenant of any increased costs or savings resulting from such changes and Tenant will have the right to require Landlord to cause such a change to be made to the Final Plans; provided, however, that such changes will not unreasonably affect the structural integrity or value of the Building. If the aggregate of all such changes results in a net increase in the cost of the construction of the Improvements, (net of any savings), then Tenant will pay such net increase to Landlord within 10 business days after Landlord's written demand for the payment thereof.

    Landlord will cause the Improvements to be constructed in accordance with the Final Plans. Landlord will use its best efforts to substantially complete construction of the Improvements on or before the targeted Commencement Date set forth in the Lease Summary, subject to delays caused by the occurrence of events beyond its reasonable control, including, without limitation, labor troubles, inability to procure materials, restrictive governmental laws and pronouncements, acts of God, unseasonable weather, Tenant's failure to timely respond to any matter submitted for its review and Tenant's requested change orders ("Delay Events"). The establishment of the substantial completion date referred in the immediately preceding sentence is predicated upon the various Milestone Dates referred to in Exhibit D




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being met in a timely manner with respect to the preparation, submission and approval of all preliminary specifications and Final Plans. Tenant agrees that it will review and either approve or specify its objections to any documents or drawings submitted to it for its review and approval hereunder within five business days after its receipt of the same.

  If Landlord's inability to substantially complete the Improvements on or before the targeted Commencement Date set forth in the Lease Summary is attributable to any Delay Event (other than those tenant-caused delays referred to in the immediately succeeding sentence), then the Commencement Date will be deferred by the number of days of the delay in substantially completing the Improvements which is caused by the occurrence of any such Delay Events. If Landlord is unable to substantially complete construction of improvements on or before the date which is 120 days after both parties' execution of the Lease, for any reason other than the occurrence of a Delay Event, then Tenant will thereafter have the right for 30 days after the expiration of such 120 day period to terminate this Lease by delivery of written notice to such effect to Landlord. Notwithstanding anything to the contrary contained herein, if Landlord's inability to substantially complete the improvements on or before the targeted Commencement Date set forth in the Lease Summary is attributable to Tenant-caused delays (including, without limitation, Tenant's failure to timely respond to any manner submitted for its review, delays caused by Tenant's requested change orders, as verified by Landlord's general contractor, or Tenant's failure to meet the Milestone Dates referred to in the Lease Summary), then the Commencement Date will remain as set forth in Exhibit F, notwithstanding the fact that the Improvements are not yet substantially completed, and Tenant will, from and after the Commencement Date, have an obligation to pay Base Rent, Estimated Operating Expense Payments and perform all of its other obligations and duties hereunder. For the purposes of this Lease, the Improvements will be deemed substantially completed on the earlier of the date on which Tenant occupies the Leased Premises or the date on which a temporary or permanent certificate of occupancy for the Improvements is issued by the appropriate governmental authority. Landlord will be responsible for securing a certificate of occupancy for the improvements from the appropriate governmental authority.

   SECTION 10. ALTERATIONS. Except for "Minor Alterations" (as that term is hereafter defined). Tenant may not at any time prior to or during the Lease Term make any alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord. For the purposes of this Section 10, "Minor Alterations" will mean any alteration, addition or improvement to the Leased Premises which costs less than $10,000, and which does not alter the exterior aesthetics pr structural integrity of the Building. All improvements, alterations and additions made at one time in connection with any one job will be aggregated for the purposes of determining whether the $10,000 limit has been exceeded. Any alterations, addition or improvement made to the Leased Premises in accordance with this Section 10 will at all times remain the property of Landlord. If Landlord consents to any proposed alteration, addition or improvement, the same shall be made at Tenant's sole expense.

    SECTION 11. MECHANICS LIENS. Tenant will indemnify and hold Landlord harmless from any liability or expense associated with its construction of any alteration, addition or improvement to the Leased Premises, unless Landlord is itself constructing any such alteration, addition or improvement. Tenant will immediately discharge any mechanics lien filed against the Leased Premises, the Building or the Land in connection with any work performed by or at the request of Tenant.

    SECTION 12. ASSIGNMENT AND SUBLETTING. Tenant will not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of Landlord. Unless otherwise agreed to by Landlord, Landlord's consent to any such assignment or sublease will not relieve Tenant from its obligations under this Lease. Notwithstanding anything to the contrary contained herein, Tenant may, without having to obtain the prior written consent of Landlord, assign this Lease or sublet all or any part of the Leased Premises to any parent, affiliate or subsidiary of Tenant, so long as Tenant remains fully liable for the performance of all of its obligations hereunder notwithstanding such assignment or sublease. If Landlord consents to any sublease by Tenant, then Tenant will be permitted to retain all rent payable in connection with such sublease.

    SECTION 13. SUBORDINATION. Tenant's rights and interests under this Lease will be subordinate to all mortgages and other encumbrances now or hereafter affecting any portion of the Building or the Land. In the event of the foreclosure of any mortgage or other encumbrance, Tenant will, upon request of any person succeeding to the interest of Landlord, attorn to and automatically become the tenant of such successor-in-interest without change in the terms or conditions of this Lease; provided, however, that such successor-in-interest will not be liable for any act or omission of any prior landlord or subject to any offsets or defenses which Tenant may have against any such prior landlord. The obligations of Tenant under this Section 13 will be expressly conditioned upon its receipt of an acceptable subordination, non-disturbance and attornment agreement from any mortgagee of Landlord, which subordination, non-disturbance and attornment agreement will expressly provide that Tenant will be entitled to the undisturbed possession of the Leased Premises, so long as it is in full compliance with all of its obligations under this Lease. Within ten business days after its receipt of Landlord's request therefor, Tenant will execute and deliver to Landlord a certificate prepared by Landlord confirming such subordination and attornment and setting forth the current status and facts related to this Lease and Tenant's occupancy of the Leased Premises.




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    SECTION 14. LIMITATION OF LANDLORD'S PERSONAL LIABILITY. Tenant will look solely to Landlord's interest in the Leased Premises, the Building and the Land for the recovery of any judgment against Landlord; it being the express intent of the parties hereto that neither Landlord, nor any of its shareholders, directors, officers or employees will ever be personally liable for any such judgment.

    SECTION 15. INDEMNIFICATION AND INSURANCE. Landlord will not be liable for and Tenant will indemnify and hold Landlord harmless from any liability or expense associated with any damage or injury to any person or property (including any person or property of Tenant or any one claiming under Tenant) which arises directly or indirectly in connection with the Tenant's use or occupancy of the Leased Premises; provided, however, that Tenant will not be obligated to indemnify Landlord as to any liability or expense occasioned by the fault or negligence of Landlord.

    All property stored or placed by Tenant in or about the Leased Premises will be so stored or placed at the sole risk of Tenant. Tenant will at its sole expense maintain in full force and effect at all times during the Lease Term:
(a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $5,000,000 for injury to one person, $10,000,000 for injury from one occurrence and $2,000,000 for property damage; and (b) extended coverage insurance on all property stored or placed by Tenant in or about the Leased Premises in an amount equal to the full replacement value thereof. Each insurance policy required to be maintained by Tenant hereunder will name Landlord and Landlord's mortgagee, if any, as additional insureds and will specifically provide that such insurance policy cannot be terminated without giving at least 30 days prior written notice to Landlord and Landlord's mortgagee, if any.

    SECTION 16. HAZARDOUS SUBSTANCES. Tenant will not use, store or dispose of any Hazardous Substance (as that term is hereafter defined on or about the Leased Premises, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Tenant agrees to indemnify and hold Landlord harmless from any liability or expense (Including, without limitation, the fees of Landlord's attorneys and consultants and the cost of any required remediation or clean-up) incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this paragraph. The foregoing covenant will survive the termination of this Lease for 12 months after such termination. For the purposes of this Section 17, the term "Hazardous Substance" means any "hazardous substance", "toxic substance" (as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act), "hazardous waste" (as that term is defined in the Resource Conservation Recovery Act), polychlorinated biphenyls, asbestos, radioactive material or any other pollutant, contaminant or hazardous, dangerous or toxic material or substance which is regulated by any federal, state or local law, regulation, ordinance or requirement. Landlord represents and warrants that, as of the Commencement Date, there will not be any Hazardous Substances in or about the Building or the Leased Premises, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Landlord agrees to indemnify and hold Tenant harmless from any liability or expense (including, without limitation, fees of Tenant's attorneys and consultants and the cost of any required remediation or clean-up) incurred by or claimed against Tenant as a result of Landlord's breach of the representation and warranty contained in this paragraph.

    SECTION 17. SURRENDER OF PREMISES. Upon the termination of Tenant's right of possession under this Lease, Tenant will immediately surrender possession of the Leased Premises to Landlord in good repair and "broom clean" condition, reasonable wear and tear and fire and casualty excepted. Tenant will at the same time remove all of its movable trade fixtures from the Leased Premises. Tenant will promptly repair any damage caused to the Leased Premises by the removal of any of such movable trade fixtures.

    SECTION 18. CASUALTY. If the Leased Premises are damaged by fire or other casualty, Landlord shall promptly give written notice to Tenant whether the Leased Premises can reasonably be repaired within 180 days after the date of the occurrence of such fire or other casualty. If Landlord notifies Tenant that it does not believe that the Leased Premises can reasonably be repaired within such 180-day period, then both Landlord and Tenant will have the option of terminating this Lease by giving written notice thereof to the other at any time within 30 days after the date of Tenant's receipt of the aforementioned notice from Landlord. If Landlord determines that the Leased Premises can reasonably be repaired within such 180-day period or if neither party elects to terminate this Lease despite the fact that Landlord has determined that the Leased Premises cannot be reasonably repaired within such 180-day period, then Landlord will proceed to repair the Leased Premises at its sole expense; provided, however, that Landlord will in no event be required to repair any improvements previously made to or any fixtures previously installed in the Leased Premises by Tenant (other than the improvements initially constructed to the Leased Premises by Landlord pursuant to Section 9 and Exhibit D). If the Leased Premises are rendered untenantable in whole or in part as a result of a fire or other casualty, then all rent accruing after the occurrence of any such fire or other casualty and prior to the completion of the repair of the Leased Premises will be equitably and proportionately abated to reflect the untenantable portion of the Leased Premises. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by such fire or other casualty or the concomitant repair of the Leased Premises.



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    SECTION 19. CONDEMNATION. If all or any substantial portion of the Leased
Premises or the Building is taken by or under threat of condemnation so as to render the Leased Premises wholly untenantable, then this Lease will automatically terminate as of the date of the vesting of title to such property in the condemning authority. If such taking does not render the Leased Premises wholly untenantable, then this Lease will not terminate but will continue in full force and effect in accordance with its terms, except that the Base Rent and Tenant's Proportionate Share will be adjusted to fairly reflect the portion of the Leased Premises or the Building which was so taken. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by any such taking. Landlord will be entitled to receive the entire award made by the condemning authority for any such taking.

    SECTION 20. HOLDING OVER. Tenant will not hold over in its occupancy of the Leased Premises after the expiration of the Lease Term, without the prior written consent of Landlord. If Tenant holds over without the prior written consent of Landlord, then Tenant will pay 125% of the Base Rent and Estimated Operating Expense Payment then in effect for each month during the entire holdover term. Any holding over with the consent of Landlord will constitute this Lease as a lease from month-to-month.

    SECTION 21. DEFAULT. If Tenant fails to pay any installment of Base Rent, any Estimated Operating Expense Payment or any other sum payable by it hereunder on or before the date when due, or if Tenant defaults in the performance of any of its other obligations under this Lease and such default continues for 30 days after written notice thereof is given to Tenant (or if such default is not capable of being cured within 30 days, then only if Tenant fails to commence a cure of such default within such 30 day period and at all times thereafter proceed with due diligence to cure the same), then, in addition to any other legal rights and remedies available to Landlord at law or in equity, Landlord may: (a) terminate this Lease and declare all Base Rent, Estimated Operating Expense Payments and other sums payable over the remainder of the Lease Term to be immediately due and payable; or (b) re-enter and attempt to relet the Leased Premises without terminating this Lease, in which event Tenant will remain obligated to pay to Landlord any deficiency between all sums payable by Tenant pursuant to this Lease and any sums collected by Landlord from any reletting of the Leased Premises (net of any sums paid by Landlord in connection with such reletting, including, without limitation, leasing commissions, attorneys' fees and costs of improvements to the Leased Premises). Notwithstanding anything to the contrary contained in this Section , Landlord will not have the right to pursue any of the aforementioned legal rights and remedies in the event of a monetary default by Tenant hereunder unless, on not more than two occasions in any 12 month period, Landlord has first delivered written notice of non-payment of any monetary sum to Tenant and Tenant has failed to cure such non-payment within ten days after its receipt of such written notice.

    SECTION 22. PREVAILING PARTY'S FEES. If any legal action is commenced by either Landlord or Tenant, to enforce its rights hereunder, then all attorneys' fees and other expenses incurred by the prevailing party in such action shall be promptly paid by the non-prevailing party.

    SECTION 23. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and the successors and permitted assigns of Tenant.

    SECTION 24. NO WAIVER. No waiver of any covenant or condition of this Lease by either party will be deemed to constitute a future waiver of the same or any other covenant or condition of this Lease. In order to be effective, any such waiver must be in writing and must be delivered to the other party to this Lease.

    SECTION 25. BROKERAGE COMMISSIONS. Each of Landlord and Tenant hereby represents and warrants that it has not dealt or consulted with any real estate broker or agent in connection with this Lease other than those real estate brokers and agents specifically identified in the Agency Disclosure Statement attached hereto as Exhibit E. Each of Landlord and Tenant agrees to indemnify and hold the other harmless from and against any liability or expense occasioned by a breach of the foregoing representation.

    SECTION 26. REASONABLENESS OF CONSENT. Landlord will not unreasonably withhold any consent or approval which is required to be given by it pursuant to the terms of this Lease.

    SECTION 27. AMENDMENT. This Lease may not be amended except by a written instrument signed by both Landlord and Tenant.

    SECTION 28. GOVERNING LAW. This Lease will be governed by and construed in accordance with the laws of the State of Ohio.

    SECTION 29. NOTICES. All notices required or permitted under this Lease must be in writing and must be delivered to Landlord and Tenant at their addresses set forth in the Lease Summary (or such other address as may hereafter be



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designated by such party). Any such notice must be personally delivered or sent by either registered or certified mail or overnight courier.


    SECTION 30. SPECIAL TERMS. Exhibit F sets forth those special provisions, if any, which supplement the provisions of this Lease.




              [SIGNATURES AND ACKNOWLEDGMENTS APPEAR ON NEXT PAGE]

                         SIGNATURES AND ACKNOWLEDGMENTS



    Landlord and Tenant have executed this Lease as of the date specified in the Lease Summary.


Signed and acknowledge in
the presence of:

                                       LANDLORD:

                                       3423 SOUTHPARK PLACE DEVELOPMENT COMPANY
                                       By: Pizzuti Management Inc.



                                          By /s/ RICHARD C. DALEY
-----------------------------------         -----------------------------------
                                          Richard C. Daley
                                          Vice President


-----------------------------------

                                          TENANT:

                                          DECISIONONE CORP.
-----------------------------------


                                          By  /s/ Thomas J. Fitzpatrick
-----------------------------------         -----------------------------------
                                            Thomas J. Fitzpatrick
                                            Vice President and CFO

STATE OF OHIO
COUNTY OF FRANKLIN:  SS

    Before me, a notary public in and for said state and county, personally appeared Richard C. Daley, the Vice President of Pizzuti Management Inc., the duly authorized representative of the Landlord in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of the Landlord.

Date:  4/10/97                                            NOVA S. WITTE
     ----------------                           -------------------------------
                                                          Notary Public

                                                         NOVA S. WITTE
STATE OF PENNSYLVANIA                            NOTARY PUBLIC, STATE OF OHIO
COUNTY OF CHESTER:  SS                        MY COMMISSION EXPIRES DEC. 5, 1999

    Before me, a notary public in and for said state and county, personally appeared ______________, the Decision One Director of Deal State the Tenant in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of Tenant.


Date: April 9, 1997                          -----------------------------------
    ----------------                                     Notarial Seal
                                              Phillis I. Marshall, Notary Public
                                             East Whiteland Twp., Chester County
                                             My Commission Expires June 12, 2000
                                             -----------------------------------

                      [EXHIBITS A-F INTENTIONALLY OMITTED]

                                                                       EXHIBIT G

                 RIDER TO LEASE BETWEEN DECISION ONE CORPORATION
                  AND 3423 SOUTHPARK PLACE DEVELOPMENT COMPANY

                              DATED APRIL ___, 1997

For the Demised Premises located at 3423 SouthPark Place, Grove City, Ohio.

The provisions of this Rider are incorporated into, and in the event of any contradictions shall supersede, the terms of the Lease referenced in the title of this Rider and any other amendments or modifications thereof.

1. LANDLORD'S OBLIGATIONS. Landlord at its sole expense shall be responsible for all costs and expenses associated with the maintenance, repair and replacement of the roof, foundations, exterior walls, all structural parts of the Building, and all mechanical, electrical and structural systems of the Building, including HVAC and telecommunications and sprinkler systems, the source of which lie outside the Leased Premises or which do not serve solely the Leased Premises.

2. INSURANCE: WAIVER OF SUBROGATION. Landlord shall maintain fire and full extended coverage insurance, including vandalism and malicious mischief, for full replacement cost of Landlord's property; with reputable insurance companies. Each party hereby waive subrogation against the other, its officers and employees for any damage covered by insurance required pursuant to the Lease and this Rider regardless of which party caused such damage in whole or in part. Both parties shall cause their respective carriers to issue endorsements to their insurance policies to the effect that the carrier agrees to be bound by such waiver of subrogation.

3. ACCESS. Access to the Leased Premises, including elevator service if applicable, shall be provided to Tenant and its invitees on a seven day-a-week, 24 hour-a-day basis.

4. LIEN ON PERSONAL PROPERTY. Regardless of whether Tenant is in default under the Lease, Landlord waives all right of distraint, attachment, lien, levy, execution against and security interest, statutory or otherwise, on and in Tenant's personal property and trade fixtures and such property located in the Leased Premises for which Tenant acts as bailor. Tenant reserves the right to remove any such property from the Leased Premises at any time.

5. CERTIFICATE OF OCCUPANCY. Landlord shall obtain a certificate of occupancy, or such other similar permit or license as is required by the locality in which the Leased Premises are situated, for Tenant's occupancy of the Leased Premises for the uses permitted by the Lease and for such build-out and work undertaken by Landlord at the commencement of the Lease or at such other times as stated in the Lease (not to include alterations made by Tenant thereafter).

6. CONSENT AND APPROVALS. Whenever any action of any party contemplated by the Lease requires the consent or approval of the other party, each party agrees that such consent shall not be unreasonably withheld or delayed. If the Lease contains any provision with respect to non-waiver of default, self-help, or the right to counsel fees in the event of enforcement of a party's rights under the Lease, then in each instance the provision shall be interpreted as though both parties are favored thereby.

7. SUBORDINATION. If, in connection with a financial arrangement related to the Building or any part thereof of which the Leased Premises are a part, a bank, insurance company or other lender requests a modification to the Leases, Tenant shall only be required to consent to or execute the same if the modifications do not materially increase any responsibility, monetary of otherwise, or decrease any rights of Tenant under the Lease.

8. NO SURCHARGE FOR PERMITTED USES. Landlord acknowledges and agrees that with respect to any insurance policies maintained by Landlord now or during the term of the Lease, Tenant's use of the Leased Premises in the regular course of business as permitted by the Lease shall not be the basis for imposing on Tenant any surcharge or other obligation by reason of increase in premiums or surcharge on Landlord; nor shall such use be the basis for any additional charges for utilities or otherwise, other than charges expressly set forth in the Lease. Tenant's obligation of performance in order to comply with the laws not currently enacted shall arise only from a change of law relating specifically to Tenant's use of the Leased Premises other than as general office use.

9. LIMITATIONS OF LIABILITY. In no event shall Tenant be liable, pursuant to any indemnification provision in the Lease or otherwise, for an consequential or indirect damage or loss.

                       FIRST AMENDMENT TO LEASE AGREEMENT
                       ----------------------------------

                                August __, 1997

This First Amendment to Lease Agreement ("Amendment") is entered into as of the date set forth above by 3423 SouthPark Place Development Company ("Landlord") and DecisionOne Corp. ("Tenant").

                                   BACKGROUND
                                   ----------

Effective as of April 10, 1997, Landlord and Tenant entered into a Lease Agreement ("Original Lease") pursuant to which Tenant agreed to lease 58,597 square feet of rentable space contained in the building located at 3423 SouthPark Place in Grove City, Ohio. The Original Lease further contemplated that Tenant was obligated to lease an additional 57,976 square feet of space ("Expansion Space") no later than nine months after the commencement date of the initial term of the Original Lease. Tenant has now expressed a desire (1) to accelerate the commencement date of its leasing of the Expansion Space, and (2) to lease an additional 57,976 square feet of space located adjacent to the Expansion Space ("New Space"). The location of the Expansion and New Spaces are shown on the floor plan attached hereto as Exhibit A.

The parties now desire to enter into this Amendment to reflect the terms and conditions upon which Tenant's leasing of the Expansion and New Spaces will be effected. All capitalized terms which are used, but not defined herein, will have the meanings attributed to such terms in the Original Lease.

                                   AGREEMENT
                                   ---------

Landlord and Tenant herby agree as follows:

     Section 1. ACCELERATION OF LEASING OF EXPANSION SPACE. The commencement date of Tenant's leasing of the Expansion Space (that is, bays 20-23, consisting of 57,976 square feet of rentable space) will be September 15, 1997 ("Expansion Space Commencement Date"). The term of Tenant's leasing of the Expansion Space will otherwise be co-terminus with its leasing of the initial Leased Premises under the Original Lease. Tenant will pay Base Rent to Landlord for the Expansion Space of $12,320 per month (the equivalent of $2.55 per rentable square foot per year). In addition to its obligation to pay such Base Rent, Tenant will, at all times from and after the Expansion Space Commencement Date, be required to comply with all of the provisions of the Original Lease for the remainder of the Lease Term (including, without limitation, the obligation to pay Estimated Operating Expense Payments in the same per rentable square foot amount then being paid by Tenant with respect to the initial Leased Premises).

     Section 2. LEASING OF NEW SPACE. Effective as of March 1, 1998 ("New Space Commencement Date"), Tenant will lease the New Space from Landlord (that is, bays 16-19, consisting of 57,976 square feet of rentable space). The term of Tenant's leasing of the New Space will otherwise be co-terminus with its leasing of the initial Leased Premises under the Original Lease. Tenant will pay Base Rent to Landlord for the New Space of $12,803 per month (the equivalent of $2.65 per rentable square foot per year). In addition to its obligation to pay such Base Rent, Tenant will, at all times from and after the New Space Commencement Date, be required to comply with all of the provisions of the Original Lease for the remainder of the Lease Term (including, without limitation, the obligation to pay Estimated Operating Expense Payments in the same per rentable square foot amount then being paid by Tenant with respect to the initial Lease Premises).

     Section 3. TENANT IMPROVEMENTS. Landlord will provide a tenant improvement allowance of $125,000 to cover all hard and soft costs associated with the construction of improvements to the Expansion and New Spaces. The preliminary and final plans for any such improvements will be prepared, submitted and approved in accordance with the procedures set forth in Section 9 of the Original Lease. If the cost of the construction of any such improvements ultimately approved by Landlord and Tenant exceeds the amount of the aforementioned tenant improvement allowance, then such excess costs will be paid by Tenant in accordance with the provisions of Section 9 of the Original Lease. If the cost of the construction of the improvements ultimately approved by the Landlord and Tenant is less than the amount of the aforementioned tenant improvement allowance, then, at the election of Tenant, such diminished costs will either be (a) paid in cash to Tenant within 30 days after the completion of construction of the improvements, (b) credited against the next rent payments due from Tenant hereunder or (c) reserved for the construction of future improvements to the New and Expansion Spaces. Landlord will no longer be obligated under the terms of the Original Lease to construct a demising wall in Bay 24.

     Section 4. EARLY OCCUPANCY. Tenant will have access to the New and Expansion Spaces as of the date hereof, so as to permit Tenant to begin installing its fixtures and otherwise readying such space for its use and occupancy. Tenant's obligation to pay Base Rent with respect to the New and Expansion Spaces will not commence until the commencement dates set forth in Sections 1 and 2, respectively. Tenant will, however, from and after the date on which it assumes early occupancy of the New Expansion Spaces under this Section 4, be obligated to make Operating Expense Payments to Landlord with respect to the New and Expansion Spaces. The amount of such Operating Expense Payments will be calculated on the basis of a $.32 per rentable square foot per year formula and will be paid by Tenant in advance on or before the first day of each calendar month throughout the period of its early occupancy of the New and Expansion Spaces.

     Section 5. RENEWAL OPTIONS. The renewal options granted to Tenant pursuant to paragraph 3 of Exhibit F to the Original Lease will be fully applicable to each of the New and Expansion Spaces. In order to be effective, Tenant's exercise of any such renewal option must apply to all of the space being leased by it in the Building (that is, the initial Leased Premises, the Expansion Space and the New Space). In determining the Base Rent payable by Tenant during any exercised renewal term, the Base Rent payable by it with respect to each of the Initial Leased Premises, the Expansion Space and the New Space will be separately calculated using the formula set forth in paragraph 3 of Exhibit F to the Original Lease.

     Section 6. MISCELLANEOUS. Except as otherwise expressly provided herein, the Original Lease will remain in full force and effect.

Landlord and Tenant have executed this Amendment as of the date first set forth at the beginning hereof.

WITNESSES:                          3423 SOUTHPARK PLACE DEVELOPMENT COMPANY
                                    By Pizzuti Management Inc.
--------------------
/S/ CINDY L. SMITH                  By: /S/ RICHARD C. DALEY
------------------                     --------------------------------
                                         Richard C. Daley, Vice President

------------------                  DECISIONONE CORP.

/S/ MICHAEL MORRONE
-------------------                 By: /S/ TOM FOGARTY  TREASURER
                                       --------------------------------
                                         (Name)           (Title)

STATE OF OHIO:
COUNTY OF FRANKLIN: SS

     Before me, a notary public in and for said state and county, personally appeared Richard C. Daley, the Vice President of Pizzuti Management Inc., who acknowledged the signing of this Amendment to be his free act and deed on behalf of Landlord.

Dated: 8/13/97                                  /S/ NOVA MENDELSON
                                                -------------------------------
                                                Notary Public Nova Mendelson
                                                Commission Expires: 12/5/99

State of Pennsylvania
         ------------
County of Chester: SS
          -------

     Before me, a notary public in and for said state and county, personally appeared Tom Fogarty, the Treasurer of DecisionOne Corp., who acknowledged the signing of this Amendment to be his free act and deed on behalf of Tenant.

Date: 8/12/97                                   /S/ MARSHA E. KINTON
                                                -------------------------------
                                                Notary Public



                -------------------------------------------
                                Notarial Seal
                      Marsha E. Kinton, Notary Public
                    East Whiteland Twp., Chester County
                    My Commission Expires July 2, 2001
                -------------------------------------------
                Member Pennsylvania Association of Notaries